Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Contango Oil & Gas Company

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the post-effective amendment to the Registration Statement on Form S-3 (No. 333-193613) of Contango Oil & Gas Company of our report dated March 31, 2015, relating to Exaro Energy III LLC’s consolidated financial statements, appearing in Contango Oil & Gas Company’s Form 10-K/A for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectuses.

/s/ BDO USA, LLP

Houston, Texas

May 15, 2015